                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               Servico, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X] No fee required.
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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    1)   Amount Previously Paid:

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

                                 SERVICO, INC.
                              1601 BELVEDERE ROAD
                         WEST PALM BEACH, FLORIDA 33406

                                 April 14, 1997

Dear Fellow Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Servico, Inc. which will be held at the Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida 33406 on Tuesday, May 6, 1997 at 10:00 a.m. local time.

     At the Annual Meeting, you will be asked to consider and vote upon the election of one director to serve for a term of one year, the election of one director to serve for a term of three years, a proposal to amend the Company's Stock Option Plan to increase the number of shares issuable pursuant to the Plan and such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Your Board of Directors recommends that you vote your shares in favor of these proposals.

     We hope you will find it convenient to attend in person. Whether or not you expect to attend, to assure representation at the Annual Meeting and the presence of a quorum, please promptly date, sign and mail the enclosed proxy in the return envelope provided.

     On behalf of your Board of Directors and the employees of the Company, I would like to express our appreciation for your continued support.

     A copy of Servico's 1996 Annual Report to Shareholders is also enclosed.

                                                       Sincerely,


                                                       /s/ David Buddemeyer
                                                       ---------------------
                                                       David Buddemeyer
                                                       President and Chief
                                                       Executive Officer

                                 SERVICO, INC.
                              1601 BELVEDERE ROAD
                         WEST PALM BEACH, FLORIDA 33406
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 6, 1997
                             ---------------------

To the Shareholders of Servico, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Servico, Inc., a Florida corporation ("Servico"), will be held on Tuesday, May 6, 1997, commencing at 10:00 a.m., local time, at the Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida 33406, for the following purposes:

        1. To elect one director for a term expiring at the 1998 Annual Meeting of Shareholders.

        2. To elect one director for a term expiring at the 2000 Annual Meeting of Shareholders.

        3. To consider and act upon a proposal to amend the Company's Stock Option Plan to increase the number of shares issuable pursuant to the Plan.

        4. To consider and act upon such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of shareholders entitled to notice of and to vote on any matters which may properly come before the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                           By order of the Board of Directors,



                                           /s/ Robert D. Ruffin
                                           ----------------------
                                           Robert D. Ruffin
                                           Secretary

Dated: April 14, 1997
West Palm Beach, Florida

                                 SERVICO, INC.
                              1601 BELVEDERE ROAD
                         WEST PALM BEACH, FLORIDA 33406
                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                                    GENERAL

     This Proxy Statement is furnished by the Board of Directors of Servico, Inc., a Florida corporation ("Servico" or the "Company"), in connection with its solicitation of proxies for use at the 1997 Annual Meeting of Shareholders of Servico (the "Annual Meeting"), which will be held on May 6, 1997, commencing at 10:00 a.m., local time, at the Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida 33406, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. All shareholders are entitled and encouraged to attend the Annual Meeting in person. This Proxy Statement and the accompanying Proxy Card are being mailed to shareholders of Servico on or about April 14, 1997.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given, and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy. In voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees or withhold their votes as to all or any nominee. If no direction is given on a proxy, it will be voted for the election of all nominees for director.

     A shareholder who has given a proxy may revoke it at any time before it is exercised by giving notice of revocation to the Secretary of Servico, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

                       RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on March 21, 1997, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Holders of record of the common stock, par value $.01 per share, of Servico ("Common Stock") as of March 21, 1997, will be entitled to one vote for each share held. On March 21, 1997, 9,396,005 shares of Common Stock were outstanding and entitled to vote.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of Common Stock as of March 21, 1997, by (i) each person known to Servico to be the beneficial owner of more than five percent of the issued and outstanding Common Stock as of March 21, 1997, (ii) each of the members of Servico's Board of Directors (two of whom are also nominees for re-election as directors), (iii) each of Servico's current executive officers named in the "Summary Compensation Table" under "Executive Compensation" below, and (iv) all directors and executive officers of Servico as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

                                                    SHARES OF                 PERCENT OF
              NAME AND ADDRESS                    COMMON STOCK               COMMON STOCK
            OF BENEFICIAL OWNER                BENEFICIALLY OWNED        BENEFICIALLY OWNED(1)
            -------------------                ------------------        ---------------------
BENEFICIAL OWNERS OF 5% OR MORE OF
OUTSTANDING
COMMON STOCK:

Energy Management Corporation                       1,620,100(2)                 17.2%
1010 Lamar
Suite 550
Houston, TX 77002

Pengo Securities Corp.                                800,000(2)                  8.5%
885 Third Avenue
New York, NY 10022

Morgan Stanley Group, Inc.                            719,100(3)                  7.7%
Morgan Stanley Asset Management, Inc.
1585 Broadway
New York, NY 10036

DIRECTORS:

John W. Adams                                          15,000(2)(4)                 *
c/o Smith Management Company, Inc.
885 Third Avenue
New York, NY 10022

David Buddemeyer                                      151,527(5)                  1.6%
1601 Belvedere Road
West Palm Beach, FL 33406

Joseph C. Calabro                                     236,100(6)                  2.5%
868 Lancaster Avenue
Devon, PA 19333

Peter R. Tyson                                         30,600(7)                    *
135 E. State Street
Kennett Square, PA 19348

                                                    SHARES OF                 PERCENT OF
              NAME AND ADDRESS                    COMMON STOCK               COMMON STOCK
            OF BENEFICIAL OWNER                BENEFICIALLY OWNED        BENEFICIALLY OWNED(1)
            -------------------                ------------------        ---------------------
Richard H. Weiner                                      30,100(7)                    *
39 N. Pearl St.
Albany, NY 12207

NON-DIRECTOR EXECUTIVE OFFICERS:

Warren M. Knight                                      104,035(8)                  1.1%
1601 Belvedere Road
West Palm Beach, FL 33406

Robert D. Ruffin                                      101,283(9)                  1.1%
1601 Belvedere Road
West Palm Beach, FL 33406

Peter J. Walz                                           5,000(10)                   *
1601 Belvedere Road
West Palm Beach, FL 33406

All directors and executive officers as a             673,645(11)                 6.9%
  group (eight persons)

---------------

  *  Represents less than 1%
 (1) Ownership percentages are based on 9,396,005 shares of Common Stock outstanding as of March 21, 1997 and shares of Common Stock subject to outstanding stock options which are exercisable by the named individual or group.
 (2) Mr. John W. Adams, a director and executive officer of each Energy Management Corporation ("EMC") and Pengo Securities Corp. ("Pengo"), is the Chairman of the Board of Servico.
 (3) Morgan Stanley Group, Inc. and its wholly owned subsidiary, Morgan Stanley Asset Management, Inc. (collectively "Morgan Stanley"), filed a Schedule 13G dated February 13, 1997 with the SEC reporting ownership of 719,100 shares of Common Stock with shared voting power with respect to 132,100 shares and dispositive power with respect to all 719,100 shares. As reported by Morgan Stanley, these shares are held in customer accounts managed on a discretionary basis by Morgan Stanley Asset Management Inc. and no individual account holds more than 5% of the Company's Common Stock.
 (4) Includes currently exercisable options to purchase 15,000 shares.
 (5) Includes currently exercisable options to purchase 109,700 shares.
 (6) Includes currently exercisable options to purchase 30,000 shares. Mr. Calabro has sole voting and dispositive power with respect to 203,100 of such shares and shares voting and dispositive power with respect to 3,000 shares with his wife.
 (7) Includes currently exercisable options to purchase 30,000 shares.
 (8) Includes currently exercisable options to purchase 97,200 shares.
 (9) Includes currently exercisable options to purchase 59,700 shares.
(10) Includes currently exercisable options to purchase 3,000 shares.
(11) Includes 401,600 shares of Common Stock which may be acquired pursuant to currently exercisable options.

                             ELECTION OF DIRECTORS
                 (PROPOSAL NUMBER 1 ON THE ENCLOSED PROXY CARD)

     The Bylaws of Servico provide that the number of directors shall not be less than one nor more than eleven and shall be determined from time to time by resolution of the Board of Directors or by shareholders at an annual meeting. The number of directors is currently set at five. The Bylaws further provide that the Board of Directors shall be divided into three classes. It is contemplated that directors in each class will be elected for a three-year term in staggered years. At the 1994 Annual Meeting of Shareholders, John W. Adams and Joseph C. Calabro were elected as the Class III directors to serve for terms expiring at the 1997 Annual Meeting. At the 1995 Annual Meeting, Howard M. Kahn was re-elected as the Class I director to serve for a term expiring at the 1998 Annual Meeting. At the 1996 Annual Meeting, David Buddemeyer, Peter R. Tyson and Richard H. Weiner were re-elected as the Class II directors to serve for terms expiring at the 1999 Annual Meeting.

     Howard M. Kahn, who served as a Class I director, died March 26, 1997. In an effort to equalize the number of directors in each class without reducing the term of any existing director, John W. Adams, whose term as a Class III director expires in 1997, has been nominated for re-election to the Board of Directors to serve as the Class I director for the remaining year of the term expiring at the 1998 Annual Meeting or until a successor has been duly elected and qualified. Joseph C. Calabro, the Class III director whose term expires at the 1997 Annual Meeting, has been nominated for re-election to the Board of Directors to hold office for a full three year term expiring at the 2000 Annual Meeting of Shareholders or until a successor has been duly elected and qualified. Each of the nominees is presently a director of Servico and each has consented to be named as a nominee and to serve as a director if elected. Should any of the nominees be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board of Directors may recommend. Management does not anticipate that such an event will occur.

INFORMATION ABOUT THE NOMINEES, THE CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     The table below sets forth the names and ages of the nominees, the continuing directors and the executive officers of Servico as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth after the table.

NAME                            AGE                       POSITION WITH SERVICO
----                            ---                       ---------------------
NOMINEE WHOSE TERM WOULD EXPIRE IN 1998:
John W. Adams                    53    Chairman of the Board

NOMINEE WHOSE TERM WOULD EXPIRE IN 2000:
Joseph C. Calabro                45    Director

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999:
David Buddemeyer                 39    Director, President and Chief Executive Officer
Peter R. Tyson                   50    Director
Richard H. Weiner                47    Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
Warren M. Knight                 50    Vice President-Finance and Chief Financial Officer
Robert D. Ruffin                 56    Vice President-Administration and Secretary
Peter J. Walz                    53    Vice President-Acquisitions

     JOHN W. ADAMS has been the Chairman of the Board of Servico since December 1995 and a director since April 1994. Since 1984, Mr. Adams has been President of Smith Management Company, a private investment firm. Mr. Adams is also Chairman of the Board of Directors of Harvard Industries, Inc., a manufacturer of automobile components; Hawaiian Airlines, Inc., a passenger airline; and Regency Health Services, Inc., a health services company.

     DAVID BUDDEMEYER has been the Chief Executive Officer of Servico since December 1995, a director since April 1994 and its President since May 1993. Mr. Buddemeyer served as the Chief Operating Officer of the Company from May 1993 to December 1995 and its Executive Vice President from June 1990 to May 1993. Prior to such time, from 1987 to June 1990, he served as Vice President-Operations of Prime Motor Inns, Inc., a hotel management company.

     JOSEPH C. CALABRO has been a director of Servico since August 1992. Mr. Calabro has been a principal of Joseph C. Calabro, C.P.A., a Devon, Pennsylvania accounting firm, since 1982. Mr. Calabro has also been an officer and director of Bibsy Corporation, which previously owned and operated a Holiday Inn hotel in Bensalem, Pennsylvania, since 1971.

     PETER R. TYSON has been a director of Servico since August 1992. From December 1990 to the present, Mr. Tyson has been President of Peter R. Tyson & Associates, Inc., a firm offering consulting services to clients in the hospitality industry. Prior to forming Peter R. Tyson & Associates, Inc., Mr. Tyson was the partner-in-charge of the hospitality industry consulting practice in the Philadelphia office of the accounting and consulting firm of Laventhol & Horwath, with which he was associated for 20 years.

     RICHARD H. WEINER, has been a director of Servico since August 1992. Mr. Weiner is a senior partner in the Albany, New York law firm of Cooper, Erving, Savage, Nolan & Heller, where he has practiced law since 1975.

     WARREN M. KNIGHT has been Vice President-Finance and Chief Financial Officer of Servico since December 1991. Prior to such time, from March 1988 to November 1991, Mr. Knight served as Director of Finance for W.A. Taylor & Co., an importer of distilled spirits into the United States.

     ROBERT D. RUFFIN has been Vice President-Administration of Servico since June 1991 and Secretary of Servico since January 1992. Mr. Ruffin joined Servico in November 1990, and, prior to such time, Mr. Ruffin was employed by Kendavis Holding Company for 29 years, and served as its Vice President-Industrial Relations from 1986 through 1990.

     PETER J. WALZ has been Vice President-Acquisitions of Servico since February 1996. Prior to such time, from December 1994 to January 1996, he was a consultant to the Company. From October 1993 to November 1994, Mr. Walz was an executive officer of Hospitality Investment Trust, Inc., a development stage lodging real estate investment trust. Prior to such time, from April 1987 to September 1993, Mr. Walz was Executive Vice President of CMS Development, Inc., a developer of office buildings, condominiums and hotels.

DIRECTOR COMPENSATION

     During 1996, Servico paid non-employee directors an annual retainer of $18,000, as well as a fee per board meeting or board committee meeting of $1,000. Mr. Adams receives annual compensation of $100,000 for serving as Chairman of the Board, but receives no retainer, meeting or committee fees. Servico also reimburses directors other than Mr. Adams for expenses associated with attending Board and committee meetings. Under Servico's Stock Option Plan, each non-employee director is automatically granted, on the date such director's term of office commences and each year thereafter on the day following any annual meeting of shareholders (as long as such director's term as a director is continuing for the ensuing year), an option to acquire 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted to non-employee directors become exercisable upon grant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Servico's Board of Directors held 13 meetings during the last fiscal year. No director attended fewer than 75 percent of the total aggregate number of meetings of the Board of Directors and any committee of the Board of Directors on which such director served during the period.

     The Board of Directors of Servico currently has three standing committees - the Audit Committee, the Compensation Committee and the Stock Option Committee. The full Board of Directors currently serves as the Nominating Committee.

     The principal functions of the Audit Committee are to review Servico's financial statements and management's disclosures, recommend to the Board of Directors the appointment of independent public accountants to be employed by Servico, confer with the independent public accountants concerning the scope of their audit and, on completion of their audit, review the accountants' findings and recommendations, review the adequacy of Servico's systems of internal accounting controls, review areas of possible conflicts of interest and sensitive payments and consider such other matters as the committee deems appropriate. The Audit Committee held two formal meetings during the last fiscal year. The present members of the Audit Committee are Joseph C. Calabro and Peter
R. Tyson.

     The principal functions of the Compensation Committee are to approve or, in some cases, to recommend to the Board of Directors, remuneration arrangements and compensation plans involving Servico's directors and executive officers, review bonus criteria and bonus recommendations and review compensation of directors. The Compensation Committee held one formal meeting during the last fiscal year. The present members of the Compensation Committee are John W. Adams, Joseph C. Calabro, Peter R. Tyson and Richard H. Weiner.

     The principal function of the Stock Option Committee is to administer the Servico Stock Option Plan. The Stock Option Committee held one formal meeting during the last fiscal year. The present members of the Stock Option Committee are John W. Adams, Joseph C. Calabro and Peter R. Tyson.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid or accrued by Servico, to or on behalf of the Chief Executive Officer and each of the other most highly compensated executive officers of Servico who received in excess of $100,000 during the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                            ---------------------------------------    -------------------------------
                                                                     OTHER ANNUAL        STOCK          ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY($)    BONUS($)   COMPENSATION($)    OPTIONS(4)   COMPENSATION($)(5)
   ---------------------------      ----    ---------    --------   ---------------    ----------   ------------------
David Buddemeyer,                   1996     350,000      96,745             --          13,500            4,726
  President and Chief               1995     275,000      70,905             --           5,000            4,733
  Executive Officer                 1994     225,000     101,109             --              --            6,980
Warren M. Knight,                   1996     170,000      46,990             --          13,500            4,844
  Vice President-Finance and        1995     150,000      38,675             --           5,000            3,921
  Chief Financial Officer           1994     135,000      60,665             --              --            3,036
Robert D. Ruffin,                   1996     160,000      44,227             --          13,500            5,192
  Vice President-Administration     1995     150,000      38,675             --           5,000            4,279
  and Secretary                     1994     135,000      60,665             --              --            4,177
Peter J. Walz(1)                    1996     122,596          --        139,438(2)       15,000            2,375
  Vice President-Acquisitions       1995          --          --        348,730(2)           --               --
Ronald E. McCauley(3)               1996     113,211          --             --          13,500                0
                                    1995     145,000      18,692             --           5,000            3,542
                                    1994     130,000      33,221             --              --            2,323

---------------

(1) Mr. Walz's employment with Servico began in January 1996.
(2) Represents commission payments made to Mr. Walz.
(3) Mr. McCauley served as Senior Vice President - Business Development until his resignation on September 13, 1996.
(4) Represents the number of shares of Common Stock underlying the options.
(5) Each item included in this column represents a contribution made by Servico under its 401(k) Plan on be half of the named executive based on such executive's annual elective pre-tax deferred contribution (included under Salary) to such plan.

STOCK OPTION PLAN

     The Company's Stock Option Plan provides for the issuance of incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Internal Revenue Code") and non-qualified stock options not intended to meet the requirements of Section 422A of the Internal Revenue Code. The plan is administered by a committee of the Board of Directors which, subject to the terms of the plan, determines to whom grants are made and the vesting, timing and amounts of such grants.

     The following table sets forth information concerning stock option grants made during 1996 to the executive officers named in the "Summary Compensation Table," including the potential realizable value of each grant assuming that the market value of the Common Stock appreciates from the date of grant to the expiration of the option at annualized rates of 5% and 10%, in each case compounded annually over the term of the option. These assumed rates of appreciation have been specified by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future prices of the Common Stock. The actual future value of the options will depend on the market value of the Common Stock.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1996

                                                                                                          POTENTIAL
                                                             INDIVIDUAL GRANTS                       REALIZABLE VALUE AT
                                          -------------------------------------------------------       ASSUMED ANNUAL
                                           NUMBER OF                                                    RATES OF STOCK
                                           SECURITIES      PERCENT OF                                 PRICE APPRECIATION
                                           UNDERLYING     TOTAL OPTIONS    EXERCISE                       FOR OPTION
                                          OPTIONS/SARS     GRANTED TO       PRICE      EXPIRATION    --------------------
                                           GRANTED(#)     EMPLOYEES(%)      ($/SH)        DATE        5%($)       10%($)
                                          ------------    -------------    --------    ----------    --------    --------
David Buddemeyer                             13,500            7.11%        $10.75     1/12/2006       91,300     231,300
Warren M. Knight                             13,500            7.11%        $10.75     1/12/2006       91,300     231,300
Robert D. Ruffin                             13,500            7.11%        $10.75     1/12/2006       91,300     231,300
Peter J. Walz                                15,000            7.89%        $10.75     1/12/2006      101,400     257,000
Ronald E. McCauley(1)                        13,500            7.11%        $10.75     1/12/2006       91,300     231,300

---------------

(1) Mr. McCauley served as Senior Vice President-Business Development until his resignation on September 13, 1996.

     The following table sets forth certain summary information concerning exercised and unexercised options to purchase Servico's Common Stock as of December 31, 1996, under Servico's Stock Option Plan held by the executive officers named in the "Summary Compensation Table."

                           STOCK OPTION EXERCISES IN
               FISCAL YEAR 1996 AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                                   OPTIONS HELD AT             IN-THE-MONEY OPTIONS(3)
                                                                  FISCAL YEAR-END(#)            AT FISCAL YEAR END($)
      NAME AND POSITION        ACQUIRED ON     VALUE(2)      ----------------------------    ----------------------------
   DURING 1996 FISCAL YEAR     EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
   -----------------------     -----------    -----------    -----------    -------------    -----------    -------------
David Buddemeyer,               45,000        388,125          106,000         17,500         1,279,750        99,063
  President and Chief
  Executive Officer
Warren M. Knight,                  -0-            -0-           93,500         17,500         1,128,188        99,063
  Vice President-Finance and
  Chief Financial Officer
Robert D. Ruffin,               37,500        323,438           56,000         17,500           673,500        99,063
  Vice President-Admini-
  stration and Secretary
Peter J. Walz                      -0-            -0-              -0-         15,000               -0-        80,625
  Vice President-Acquisitions
Ronald E. McCauley(1)           81,000        859,013              -0-            -0-               -0-           -0-

---------------

(1) Mr. McCauley served as Senior Vice President-Business Development until his resignation on September 13, 1996.
(2) Value realized represents the number of options exercised during 1996 multiplied by the difference between the exercise price and the closing price of Servico's Common Stock on the date of exercise.

(3) The value of unexercised in-the-money options represents the number of options held at year-end 1996 multiplied by the difference between the exercise price and $16.125, the closing price of Servico's Common Stock at year end 1996.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

     Employment Agreements. David Buddemeyer entered into an employment agreement with Servico relating to his employment as President and Chief Operating Officer as of May 14, 1993. Effective December 21, 1995, Mr. Buddemeyer was elected Chief Executive Officer of the Company. The employment agreement provides for a base salary subject to increases at the discretion of the Board of Directors. The base salary paid to Mr. Buddemeyer during 1996 was $350,000 and the base salary to be paid Mr. Buddemeyer during 1997 is $385,000. Mr. Buddemeyer is also entitled to receive paid health insurance, paid disability insurance and is entitled to participate, to the extent he is eligible, under any benefit plans provided to other executives of Servico. Mr. Buddemeyer is entitled to a minimum of four weeks paid vacation annually. The employment agreement is terminable by either party upon 30 days written notice. However, in the event that Mr. Buddemeyer is terminated other than "for cause", as defined in the agreement, Servico will be required to pay him his base salary and other benefits under this agreement for a period of one year.

     Arrangements Regarding Termination of Employment and Changes of
Control. Servico has adopted a severance policy which provides for payments to its executive officers in an amount equal to two and one-half times their annual base compensation, less any other cash severance payments contractually owed to them by Servico, in the event that there is either a change in the majority of the Board of Directors or the acquisition by any individual or group of in excess of 50% of Servico's outstanding Common Stock and the duties or responsibilities of such executive officers are materially diminished within 24 months thereafter.

     Servico has also entered into a severance arrangement with Robert D. Ruffin which provides for payments equal to fourteen weeks of base salary for involuntary employment termination without cause, as defined.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation of Servico's executive officers, including the chief executive officer, is determined by the Compensation Committee of the Board of Directors (the "Compensation Committee"), except for decisions regarding Servico's Stock Option Plan, which are made by the Stock Option Committee of the Board of Directors (the "Stock Option Committee"). During 1996, the Compensation Committee was comprised of the five non-employee directors, John W. Adams, Joseph C. Calabro, Howard M. Kahn, Peter R. Tyson and Richard H. Weiner. All of the foregoing, other than Mr. Weiner, served as the Stock Option Committee.

     Servico's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with Servico's short-term and long-term performance goals, reward corporate performance and recognize individual initiative and achievement. It is anticipated that these policies will help Servico to continue to attract and retain quality personnel, thereby enhancing Servico's long-term profitability and share value.

     Executive compensation ranges have been designed to be competitive with amounts paid to senior executives at companies in the hospitality industry which compete with Servico, companies which are similar in size and profitability to Servico and companies with which Servico competes for senior executives. Within this framework, individual executive compensation is based on personal and corporate achievement and the individual's level of responsibility and experience. However, in any particular year, Servico's executives may be paid more or less than executives in peer companies depending upon Servico's performance.

     Base Compensation. The base salaries of Servico's executive officers were based in part on comparative industry data and on various quantitative and qualitative considerations regarding corporate and individual performance. An executive's base salary is determined only after an assessment of his sustained performance, current salary in relation to the target salary for the job responsibilities and his experience and potential for advancement. Further, in establishing base salaries for Servico's executive officers, numerous other factors, including the following, are considered:

    (i)    Industry compensation trends.
    (ii)   Cost-of-living and other local and geographic considerations.
    (iii)  Consultation with other Servico executives.
    (iv)   Hospitality industry and job-specific skills and knowledge.
    (v)    Historical and expected contributions to Servico's performance.
    (vi)   Level, complexity, breadth and difficulty of duties.

     In establishing the base salaries of the executive officers, the Compensation Committee was cognizant of the roles of each executive officer in the operations of Servico. The Compensation Committee specifically recognized the improvements achieved in Servico's results of operations and financial condition during the prior fiscal year and the roles and responsibilities of each executive officer.

     Bonus Program. An annual bonus program has been implemented at the Company which rewards Servico's executive officers when greater than anticipated corporate earnings are achieved. The objectives of the bonus program are to motivate and reward the accomplishment of corporate objectives; reinforce a strong performance orientation; provide a direct link between corporate performance and executive compensation; and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a performance-based plan, cash bonus awards are paid only upon the achievement of corporate performance objectives and no bonuses are paid if the minimum established thresholds are not met. Target performance thresholds are established by the non-employee directors based on quarterly and annual criteria. A maximum ceiling is also established for awards under the bonus program. The ceiling is determined after consideration of Servico's competitive position in the industry, assessment of long-term goals and business performance considerations. Under this annual bonus awards program, as established for 1996, Servico agreed to allocate to a bonus pool an amount equal to a percentage of the amount by which actual cash flow (as defined) exceeded budgeted cash flow for each quarter. An aggregate of $136,836 in bonuses was paid or accrued in 1996 for executive bonuses based on quarterly performance. In addition, on an annual basis, a percentage of the amount by which actual cash flow exceeded budgeted cash flow (as defined) for 1996 was allocated to the bonus pool. Aggregate annual bonuses were subject to a stated maximum less 1996 quarterly bonus awards payable with respect to the year. An aggregate of $51,126 was accrued to executive officers based on the annual performance criteria.

     Stock Option Plan. Servico's long-term executive compensation incentives are in the form of stock option awards. The Stock Option Committee believes that stock option awards are an effective means of advancing the long-term interests of Servico's shareholders by integrating executive compensation with the long-term value of Servico Common Stock. Stock option awards are granted at the prevailing market price on the date of grant and are valuable to executives only if Servico Common Stock appreciates. During 1996, the Stock Option Committee awarded options to purchase shares of Common Stock to the executive officers identified in the "Stock Option Grants In Fiscal Year 1996" table. All of such options were granted with an exercise price equal to $10.75 per share, the market price on the date of grant. The Stock Option Committee also awarded options to purchase shares of Common Stock to various non-executive employees of Servico during 1996. All of such options were granted with an exercise price equal to $10.75 per share, the market price on the date of grant. In determining whether (and to what extent) to grant stock options to executives and employees of Servico, the Stock Option Committee considers numerous factors, including, among others, those factors listed under Base Compensation.

     Chief Executive Officer. Like the other executive officers listed in the "Summary Compensation Table", compensation for 1996 for David Buddemeyer, Servico's President and Chief Executive Officer, consisted primarily of a base salary and potential bonuses based on corporate performance. The Compensation Committee determined Mr. Buddemeyer's base salary for 1996 after considering many factors, including those factors described above under Base Compensation applicable to all executives. Additionally, the Compensation Committee focused on Mr. Buddemeyer's role in the continuing profitability of Servico and the demand for executives with similar successful track records in the hospitality industry. In establishing Mr. Buddemeyer's compensation, the Committee also took particular note of the continued improvement in Servico's financial condition. Servico reported revenues of $239.5 million and earnings before interest, tax, depreciation and amortization ("EBITDA") of $57.9 million for the year ended December 31, 1996, as compared to revenues of $178.5 million and EBITDA of $36.9 million for the year ended December 31, 1995.

Submitted by,

John W. Adams       Joseph C. Calabro      Peter R. Tyson      Richard H. Weiner

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total shareholder return on Servico's Common Stock with the Dow Jones Equity Market Index and the Dow Jones Lodging Index. The Common Stock began trading on the American Stock Exchange under the symbol "SER" on August 18, 1992. As a result, the following graph commences as of August 18, 1992. The graph assumes an investment of $100.00 on August 18, 1992 in (i) Servico's Common Stock, (ii) the stocks comprising the Dow Jones Equity Market Index and (iii) the Dow Jones Lodging Index.

          -----------------------------------------------------------------------------
                                          1992    1992    1993    1994    1995    1996
          -----------------------------------------------------------------------------
          Servico, Inc.                   $100    $114    $193    $286    $300    $461
          -----------------------------------------------------------------------------
          Dow Jones Lodging Index         $100    $110    $183    $198    $239    $289
          -----------------------------------------------------------------------------
          Dow Jones Equity Market Index   $100    $105    $115    $116    $162    $199
          -----------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following parties had a direct or indirect material interest in transactions with Servico since the beginning of its most recently completed fiscal year and such transactions are described below.

     Energy Management Corporation. In April 1994, Servico issued one million shares of its Common Stock to EMC in connection with a merger between wholly-owned subsidiaries of Servico and EMC pursuant to that certain Stock Acquisition and Standstill Agreement, as amended, (the "EMC Acquisition Agreement") and the related Agreement and Plan of Merger, each dated April 13, 1994. The sole asset of the EMC subsidiary acquired by Servico was $7 million in cash, which Servico agreed would be utilized for general working capital, capital expenditures, possible acquisitions and other general corporate purposes and not for the redemption of any of Servico's capital stock or for the payment of dividends by Servico. In connection with the transaction Servico agreed, during the term of the EMC Acquisition Agreement, to cause the nomination of one designee of EMC to Servico's Board of Directors. EMC designated Mr. John W. Adams to be its representative. Mr. Adams was appointed to Servico's Board of Directors on April 29, 1994, and was named Chairman of the Board on December 21, 1995.

     Pursuant to the EMC Acquisition Agreement, EMC also agreed to certain standstill provisions generally prohibiting it from acquiring voting securities of Servico with voting rights of 30% or more of the voting rights of all outstanding voting securities of Servico. EMC is also generally restricted in the amount and manner by which it may transfer any Common Stock owned by it. On May 5, 1994, Servico filed with the Securities and Exchange Commission on behalf of EMC, and at EMC's expense, a registration statement on Form S-3, relating to the proposed sale from time to time by EMC of all or any portion of its shares of Common Stock on the American Stock Exchange. The amount of shares, if any, which may actually be sold pursuant to such registration statement is not currently determinable. Servico has agreed to use its best efforts to cause such registration statement to remain effective until the termination of the EMC Acquisition Agreement.

     Pengo Securities Corp. In March 1995, Servico issued 800,000 shares of its Common Stock to Pengo, which is affiliated with EMC, for $8 million, or $10 a share, pursuant to that certain Stock Acquisition and Standstill Agreement dated March 23, 1995, as amended, (the "Pengo Acquisition Agreement"). In connection with the transaction, Servico agreed that in the event the EMC Acquisition Agreement is terminated, it will continue to cause, during the term of the Pengo Acquisition Agreement, the nomination of EMC's designee or such other person as may be designated by Pengo to Servico's Board of Directors. Additionally, in connection with this transaction, an affiliate of Pengo agreed to make an additional $8 million equity investment in partnerships or joint ventures with Servico for the purpose of acquiring hotel properties.

     Pursuant to the Pengo Acquisition Agreement, Pengo also agreed to standstill provisions substantially identical to those contained in the EMC Acquisition Agreement. For purposes of the Pengo Acquisition Agreement, EMC, Pengo and their affiliates are treated as a unified group. Servico also agreed to file with the Securities and Exchange Commission on behalf of Pengo, and at Pengo's expense, a registration statement on Form S-3, relating to the proposed sale from time to time by Pengo of all or any portion of its shares of Common Stock on the American Stock Exchange. The amount of shares, if any, which may actually be sold pursuant to such registration statement is not determinable.

     Limited Partnerships with Affiliated Entities. Subsidiaries of Servico (the "Servico Subsidiaries") have entered into partnership agreements in connection with the formation of partnerships for the purpose of owning hotel properties with SOLVation Inc., Spire Realty Group, Worcester Hospitality Company, Inc., Wolverine Hospitality Company, Inc., East Washington Hospitality Company, Inc. and Jayhawk Hospitality Company, Inc. (the "EMC/Pengo Affiliates"), all of which are affiliated with either EMC or Pengo, principal shareholders of the Company and with John W. Adams, Chairman of the Board of the Company. The partnerships own the following properties with the ownership interests of the Company and the EMC/Pengo Affiliates indicated:

                                                                  EMC/PENGO
                                                    SERVICO       AFFILIATES
HOTEL                                               INTEREST       INTEREST
-----                                               --------      ----------
Holiday Inn, Select, Phoenix, Arizona                  51%            49%
Holiday Inn, Augusta, Georgia                          51%            49%
Holiday Inn, Fort Wayne, Indiana                       51%            49%
Hilton Hotel, Sioux City, Iowa                         51%            49%
Holiday Inn, Lawrence, Kansas                          51%            49%
Holiday Inn, Manhattan, Kansas                         51%            49%
Crowne Plaza, Worcester, Massachusetts                 51%            49%
Crowne Plaza, Saginaw, Michigan                        51%            49%
Holiday Inn, Richfield, Ohio                           51%            49%

     Subsidiaries of the Company serve as the General Partner for each of the partnerships. Additionally, Servico receives management fees from the partnerships with respect to each of these hotels. During 1996, such fees were approximately $1,460,000.

     Indebtedness of Management. On March 12, 1996, Messrs. Buddemeyer and Ruffin exercised options held by them to acquire 45,000 and 37,500 shares of the Company's Common Stock, respectively, by delivery of promissory notes in the amounts of $180,000 and $150,000, respectively. Such notes represented the full amount of the exercise price payable by each upon exercise of the options. The notes bore interest at a rate of 6% per annum. On April 4, 1997, the Company agreed to redeem from Messrs. Buddemeyer and Ruffin 17,000 and 14,200 shares, respectively, of Servico Common Stock at a price per share of $17.25, the closing price of the stock on such date. Proceeds of the redemptions were utilized to satisfy the aforementioned promissory notes which were paid in full.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Servico's directors, executive officers and 10% shareholders to file reports of ownership and reports of changes in ownership of Servico's Common Stock and other equity securities with the Securities and Exchange Commission and the American Stock Exchange. Directors, executive officers and 10% shareholders are required to furnish Servico with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, Servico believes that during 1996 Servico's directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, the following directors served on the Compensation Committee of the Board of Directors: John W. Adams, Joseph C. Calabro, Howard M. Kahn, Peter R. Tyson and Richard H. Weiner. None of such persons are or have been executive officers of Servico and no interlocking relationships exist between such persons and the directors or executive officers of Servico.

                             PROPOSAL TO AMEND THE
                           SERVICO STOCK OPTION PLAN
                 (PROPOSAL NUMBER 2 ON THE ENCLOSED PROXY CARD)

DESCRIPTION OF THE SERVICO STOCK OPTION PLAN

     The Servico Stock Option Plan (the "Plan") was established by Servico in 1992 to provide Servico with an effective means to attract, retain, and motivate employees of Servico. The Plan is designed to comply with the requirements of
Section 16(b) of the Securities Exchange Act of 1934. Amendments to the Plan were adopted by the Board of Directors in April 1994 and February 1995 and approved by the shareholders of Servico in June 1994 and May 1995, respectively. Such amendments increased the number of shares issuable pursuant to the Plan from 1,000,000 to 1,425,000 shares, revised the Plan in an attempt to meet the requirements for deductibility under the Internal Revenue Code, eliminated the automatic vesting of options upon the occurrence of certain events and modified the provision which provides for the automatic grant of options to non-employee directors of Servico. A maximum of 1,425,000 shares of Common Stock were issuable under the Plan, and as of March 21, 1997, 64,900 shares remained available for issuance under the

Plan. Additional shares may become available for issuance under the Plan, however, to the extent any granted stock options expire or terminate unexercised. As described below, you are being asked to amend the Plan to increase the number of shares available for issuance under the Plan to 1,675,000.

     The Plan is administered by the Stock Option Committee of the Board of Directors (the "Stock Option Committee"), which, under the terms of the Plan, must be comprised solely of two or more members of the Board of Directors, each of whom must be a "non-employee director," within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an "outsider director," within the meaning of Internal Revenue Code Section 162(m). The Committee has the authority to interpret the provisions of the Plan and to make all determinations deemed necessary or advisable for its administration.

     The Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options not intended to meet the requirements of Section 422 of the Internal Revenue Code. Incentive stock options may be granted to employees of Servico and its subsidiaries, and non-qualified options may be granted to employees, directors, independent contractors and agents of Servico and its subsidiaries. Subject to the terms of the Plan, the Stock Option Committee determines the employees to whom grants are made and the vesting, timing, amounts and other terms of such grants. Stock options exercisable in one calendar year for shares with a fair market value on the date of grant in excess of $100,000 will not be treated as incentive stock options. Additionally, the Plan limits the number of stock options, (whether incentive stock options or non-qualified aggregate option), which may be granted to any individual employee in any given year to options covering not more than 125,000 shares of Servico Common Stock.

     Pursuant to the terms of the Plan, the exercise price of options may not be less than the fair market value of the Common Stock on the date of grant, except that the exercise price of any incentive stock option granted to the holder of more than 10% of the outstanding Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant. The term of each option may not exceed ten years, except the term of any incentive stock option granted to the holder of more than 10% of the outstanding Common Stock may not exceed five years. The option price may be paid in cash, promissory note, shares of Common Stock or any other consideration acceptable to the Stock Option Committee. The Plan sets forth additional provisions with respect to the exercise of options by an optionee upon the termination of employment and upon death or disability.

     The Plan provides for an automatic grant of non-qualified options to acquire 5,000 shares of Common Stock to non-employee directors on the date such director's term of office commences and each year thereafter on the day following any annual meeting of shareholders, as long as such person's term as a director is continuing for the ensuing year. The exercise price of such options is equal to the fair market value of the Common Stock on the date of the grant, and the number of options granted is subject to adjustment upon certain changes in Servico's capitalization.

     The number of shares of Common Stock covered by outstanding options, the number of shares of Common Stock available for issuance under the Plan, and the exercise price per share of outstanding options, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or stock dividend. Unless otherwise provided by the Stock Option Committee or the Board of Directors, all outstanding options terminate immediately prior to the consummation of a dissolution or liquidation of Servico, or sale of all or substantially all of the assets of Servico, or the merger of Servico with or into another corporation. Upon the occurrence of any of the events described in the preceding sentence, the Stock Option Committee or the Board of Directors of Servico may, in their discretion, grant optionees the right to exercise options as to all or any part of the optioned stock, including shares for which the option would not otherwise be exercisable.

     The Stock Option Committee may amend or terminate the Plan, except that shareholder approval is required to increase the number of shares of Common Stock subject to the Plan, to change the class of persons eligible to participate in the Plan, or to materially increase the benefits accruing to participants under the Plan.

     All employees, directors, independent contractors and agents of Servico are eligible to receive stock options under the Plan. As of March 21, 1997, Servico had five non-employee directors and approximately 4,200 full-time employees.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. The grant of an incentive stock option has no immediate Federal income tax consequences to the optionee or to Servico. The exercise of an incentive stock option while the optionee is an employee or within three months after termination of employment, generally has no immediate tax consequences to the optionee or to Servico. If the optionee is subject to the alternative minimum tax, however, the exercise of an incentive stock option would result in an increase in the optionees' alternative minimum taxable income equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally recognizes long-term capital gain or loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the exercise price of the shares. In such a case, Servico is not entitled to a deduction in connection with the grant or exercise of the incentive stock option or the sale of shares acquired pursuant to such exercise. If, however, an optionee exercises an incentive stock option more than three months after termination of employment or disposes of the shares prior to the expiration of the required holding period, the optionee generally recognizes ordinary income equal to the excess of the fair market value of the shares on the date of exercise (or the proceeds of the disposition, if less) over the exercise price, and Servico is entitled to a corresponding deduction if the compensation constitutes an ordinary and necessary business expense and the limitations of Section 162(m) of the Internal Revenue Code do not apply. The required holding period is the longer of two years from the date of grant and one year after the date of issuance of the shares upon exercise of the option.

     Non-qualified Options. The grant of a non-qualified stock option has no immediate tax consequences to the optionee or Servico. Upon the exercise of a non-qualified stock option, the optionee recognizes ordinary income subject to employment taxes in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and Servico is entitled to a corresponding deduction if the compensation constitutes an ordinary and necessary business expense and the limitations of Section 162(m) of the Internal Revenue Code do not apply. The optionee's tax basis in the shares is the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are received. Upon a subsequent sale of the shares, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss.

OPTIONS GRANTED UNDER THE PLAN

     As of March 21, 1997 options to purchase 789,100 shares of Common Stock were outstanding and exercisable at exercise prices ranging from $4.00 per share to $16.125 per share (in each case equal to the fair market value of the Common Stock as of the dates of grant). As of March 21, 1997, 64,900 shares of Common Stock remained eligible for grant under the Plan. As of March 21, 1997, the last reported sales price of the Common Stock on the American Stock Exchange composite tape was $19.00.

     As described above, the Stock Option Committee has discretion to determine the persons to whom grants of options are to be made, the number of options to be granted and the terms and conditions of any grant. Accordingly, except for the automatic grants to non-employee directors of Servico, it is not possible to identify the persons who will receive options under the Plan, the actual number of options to be granted to any individual under the Plan or the terms and conditions of any option to be granted.

     The table below indicates, as of March 21, 1997 the aggregate number of options granted under the Plan since its inception to the persons and groups indicated, and the number of outstanding options held by such persons and groups as of such date.

NAME OF INDIVIDUAL OR GROUP            POSITION WITH SERVICO                   GRANTED    OUTSTANDING
---------------------------            ---------------------                   -------    -----------
David Buddemeyer                       President and Chief Executive Officer   168,500      123,500
Warren M. Knight                       Vice President - Finance and Chief
                                       Financial Officer                       111,000      111,000
Robert D. Ruffin                       Vice President - Administration and
                                       Secretary                               111,000       73,500
Peter J. Walz                          Vice President-Acquisitions              15,000       15,000
Ronald E. McCauley                     Former Senior Vice
                                       President - Business Development         98,500          -0-
John W. Adams                          Director                                 15,000       15,000
Joseph C. Calabro                      Director                                 30,000       30,000
Howard M. Kahn                         Director                                 30,000       30,000
Peter R. Tyson                         Director                                 30,000       30,000
Richard H. Weiner                      Director                                 30,000       30,000
All Current Executive Officers                                                 405,500      323,000
All Current Directors who are not
  Executive Officers                                                           135,000      135,000
All Employees, other than Current
  Executive Officers                                                           819,600      331,100

AMENDMENT TO THE PLAN

     On April 4, 1997, the Board of Directors unanimously approved, subject to the approval of Servico's shareholders, to amend the Plan to increase the number of shares issuable pursuant to the Plan from 1,425,000 shares to 1,675,000 shares. The purpose of increasing the number of shares available for issuance under the Plan is to ensure that Servico will continue to be able to grant options as incentives to those individuals upon whose efforts Servico relies for the continued success and development of its business including new employees as the Company continues to expand its operations.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that Servico's interests will be served by increasing the number of shares available for issuance under the Plan. The Board of Directors believes that awards made under the Plan have enabled Servico to better compete for qualified personnel, to retain such personnel in the employ of Servico and to motivate such personnel and align their long-term interests with those of the shareholders. To remain competitive in attracting and retaining qualified employees and to continue to provide such employees proper motivation and incentives, the Board of Directors believes that the proposed amendment increasing the number of shares available under the Plan should be approved.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSAL TO AMEND THE PLAN.

                               VOTING PROCEDURES

     A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Under the Florida Business Corporation Act, the election of the Servico Directors requires a plurality of the votes represented in person or by proxy at the meeting. The proposal to amend the Servico Stock Option Plan requires the affirmative vote of the majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting. A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. However, an abstention with respect to the election of the Servico Directors will not be counted either in favor of or against the election of the nominees. In the case of the proposal to amend the Servico Stock Option Plan, an abstention will effectively count as a vote against such proposal. Brokers who hold shares for the account of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Members of the American Stock Exchange are permitted to vote their client's proxies in their own discretion as to the election of directors but are not permitted to vote in their own discretion as to the proposal to amend the Servico Stock Option Plan. Accordingly, broker non-votes will have no affect on the vote.

                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any other business before the meeting, and as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of the Meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                              INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent certified public accountants, to be Servico's auditors for the fiscal year ending December 31, 1997. Ernst & Young also served as Servico's independent certified public accountants for the fiscal year ended December 31, 1996. Representatives of Ernst & Young are expected to be present at the meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     A copy of Servico's 1996 Annual Report, including audited financial statements, has been sent to all shareholders of Servico along with this Proxy Statement.

                            SOLICITATION OF PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Servico Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Servico, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Servico may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. Servico engaged Corporate Investor Communications, Inc. to coordinate the solicitation of proxies by or through brokers, banks, and other custodians, nominees and fiduciaries for a fee of approximately $1,500. All of the costs of solicitation of proxies will be paid by Servico.

                SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholders' proposals intended to be presented at the 1998 Annual Meeting must be received by Servico no later than December 11, 1997, for inclusion in Servico's proxy statement and form of proxy for that meeting.

                                  By order of the Board of Directors,


                                  /s/ Robert D. Ruffin
                                  ------------------------
                                  Robert D. Ruffin
                                  Secretary

Dated: April 14, 1997

                                                                     APPENDIX A


                                  SERVICO, INC.
                                STOCK OPTION PLAN



         1. PURPOSES. The purposes of this Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company or its Subsidiaries, and to promote the success of the Company's business.

                  Options granted hereunder may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonqualified stock options," at the discretion of the Committee (as defined in Section 2 below) and as reflected in the terms of the written option agreement.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                  (a) "Common Stock" shall mean the Common Stock of the Company (see Section 8 below).

                  (b) "Company" shall mean Servico, Inc., a Florida corporation.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

                  (e) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee.

                  (f) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (h) "Incentive Stock Option" shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (i) "Nonqualified Stock Option" shall mean a stock option not intended to qualify as an Incentive Stock Option.

                  (j) "Option" shall mean a stock option granted pursuant to the Plan.

                  (k) "Optioned Stock" shall mean the Common Stock subject to an Option.

                  (l) "Optionee" shall mean an Employee or other person who receives an Option.

                  (m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

                  (n) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

                  (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  (p) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. AVAILABLE STOCK OPTIONS. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is One Million Two Hundred and Fifty Thousand (1,425,000) shares of authorized, but unissued, or reserved $.01 par value Common Stock.

                  If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

         4. ADMINISTRATION.

                  (a) Procedure. The Plan shall be administered by a Committee appointed by the Company's Board of Directors. The Committee shall consist of not less than two members of the Board of Directors, each of whom is a "non-employee director" as defined in Rule 16b-3 and an "outside director" as defined for purposes of Section 162(m) of the Code. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two (2) members of the Board of Directors administer the Plan, and provided, further, that all members of the Committee must be "disinterested persons" as defined in Rule 16b-3 and "outside directors" under Section 162(m) of the Code.

                  (b) Powers of the Committee. Subject to the provisions of the Plan, including, without limitation, Section 6 of the Plan, the Committee shall have the authority, in its discretion, to: (i) grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant Nonqualified Stock Options;
(ii) determine, upon review of relevant information and in accordance with
Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) interpret the Plan; (vi) prescribe, amend and rescind rules and regulations relating to the Plan; (vii) determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (x) make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (c) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees as well as directors (in accordance with the provisions of Section 6 of the Plan), independent contractors and agents, as determined by the Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options. Subject to the provisions of Section 12 of the Plan, the maximum number of Shares with respect to which Options may be granted under the Plan to any Employee in any calendar year is 125,000 Shares.

                  No such Incentive Stock Option may be granted to an Employee if, as the result of such grant, the aggregate fair market value (determined at the time each option was granted) of the Shares with respect to which such Incentive Stock Options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Company and any Parent and Subsidiary) shall exceed One Hundred Thousand Dollars ($100,000).

         6. AUTOMATIC GRANT OF OPTION TO NON-EMPLOYEE DIRECTORS. Subject to
Section 3 of the Plan, each person who is a non-Employee director of the Company shall automatically receive on the date on which such person's term as a director commenced and each year thereafter on the first business day following any subsequent annual meeting, so long as such person's term as a director is continuing for at least the ensuing year, an Option to acquire 5,000 Shares of the Company's Common Stock. The number of Shares subject to the Options to be granted under this Section 6, shall be adjusted in the event of a stock split or payment of a stock dividend in accordance with the provisions of Section 11 of the Plan as if such Options were outstanding on the record date with respect to such events. The per Share exercise price for the Shares to be issued pursuant to options granted under this Section 6 shall be as set forth in Section 9(a)(ii) of the Plan. The foregoing formula may not be amended more than once every six months other than to comport with changes in the Code, or the rules thereunder. Non-Employee directors shall have the right, if they so wish, to decline receipt of any options to be granted under this Section 6 of the Plan.

         7. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of (i) its adoption by the Board of Directors, or (ii) its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. The Plan shall continue in effect until the date ten years following its effective date unless sooner terminated under Section 14 of the Plan.

         8. TERM OF OPTION. Subject to the provisions of the Plan, the term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the stock option agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the maximum term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee's stock option agreement.

         9. EXERCISE PRICE AND CONSIDERATION.

                  (a) Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

                           (i) In the case of an Incentive Stock Option

                                    (A) granted to an Employee who, immediately
before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                                    (B) granted to any other Employee, the per
share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

                           (ii) In the case of a Nonqualified Stock Option, the
per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant and, with respect to Options granted to non-Employee directors as provided in Section 6 of the Plan, shall be equal to one hundred percent (100%) of the fair market value per Share on the date of the grant.

                  (b) Determination of Fair Market Value. The fair market value shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices or, if applicable, the closing price of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

                  (c) Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, by exercising an Option and having the Company redeem at the market value at the close of trading on the date on which the Option is exercised a sufficient number of Shares acquired by exercise of the Option to pay for all Options exercised or by any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Florida Law.

         10. EXERCISE OF OPTION.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including attainment of performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 9(c) of the Plan.

                  Until the issuance of Shares with respect to which the Option is exercised, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination of Status as an Employee. If any Employee ceases to serve as an Employee, he may, but only within such period of time as is determined by the Committee and set forth in the stock option agreement, after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it as of the date of such termination. If he or his estate, as the case may be, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (c) Disability of Optionee. Notwithstanding the provisions of
Section 9(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended), he may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of disability, exercise his Option to the extent he was entitled to exercise it at the date of such disability; provided, however, that if the Company gives notice pursuant to this Plan of termination of the Option before the expiration of such period then the Optionee shall exercise the Option within such shorter period. To the extent that he was not entitled to exercise the Option at the date of disability, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (d) Death of Optionee. In the event of the death of an Optionee during the term of the Option who is at the time of his death an Employee of the Company and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option shall immediately vest and may be exercised at any time within twelve (12) months following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance; provided, however, that if the Company gives notice pursuant to this Plan of termination of the Option before the expiration of such period then the Optionee's estate or person who acquired the right to exercise the Option by bequest or inheritance shall exercise the Option within such shorter period.

         11. NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee or the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                  In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee or the Board of Directors of the Company. The Committee or the Board of Directors of the Company may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors of the Company and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

         13. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

         14. AMENDMENT AND TERMINATION OF THE PLAN.

                  (a) Committee Action; Shareholder Approval. Subject to the limitations set forth in Section 6 of the Plan, the Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable; provided that the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

                           (i) any increase in the number of Shares subject to
the Plan, other than in connection with an adjustment under Section 11 of the Plan;

                           (ii) any change in the designation of the class of
persons eligible to be granted options;

                           (iii) any material increase in the benefits accruing
to participants under the Plan; or

                           (iv) any increase in the maximum number of Shares
with respect to which Options may be granted to any Employee.

                  (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 14(a) of the Plan is made, such shareholder approval shall be solicited as described in Section 18 of the Plan.

                  (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company.

         15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  With respect to persons subject to Section 16 of the Exchange Act, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                  Inability of the Company to obtain, from any regulatory body having jurisdiction, authority to issue Shares, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or seal such Shares as to which such requisite authority shall not have been obtained.

         17. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Committee shall approve.

         18. SHAREHOLDER APPROVAL. This Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be: (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.

                  If such shareholder approval is obtained by written consent in the absence of a Shareholders' Meeting, it must be obtained by the written consent of all shareholders of the Company who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

         19. MISCELLANEOUS PROVISIONS. The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares.

         20. OTHER PROVISIONS. The Stock Option Agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the Code.

         21. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification as they may have as Directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         22. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

         23. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

         24. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

         25. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

         26. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.


Dated:  February 24, 1995

                                                       Sincerely,

                                                     LOGO

                                                       David A. Buddemeyer
                                                       President and Chief
                                                       Executive Officer

                                           By order of the Board of Directors

                                           LOGO

                                           Robert D. Ruffin
                                           Secretary

Dated: April 24, 1996
West Palm Beach, Florida

                                                                     APPENDIX B




                                     PROXY

                                 SERVICO, INC.

                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 6, 1997

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Servico, Inc. ("Servico") hereby appoints David Buddemeyer and Warren M. Knight, and each of them, the undersigned's proxies, with full power of substitution, to vote all shares of Common Stock of Servico which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, May 6, 1997 at 10:00 A.M. local time, at the Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida 33406 and at any adjournments or postponements thereof, to the same extent and with the same power as if the undersigned was personally present at said meeting or such adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated below.

    WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES LISTED IN ITEM NO. 1 AND FOR THE ADOPTION OF THE PROPOSAL TO AMEND SERVICO'S STOCK OPTION PLAN AS SET FORTH IN ITEM NO. 2.

    If there are amendments or variations to the matter proposed at the meeting or at any adjournments or postponements thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them to vote on such amendments, variations or other business.

           (Continued, and to be signed and dated on the other side.)

1.  Election of one Class I Director to serve for a term of one year and the Election of one
    Class III Director to serve for a term of three years.
    [ ] For each nominee listed (except as marked to the contrary)    [ ] WITHHOLD AUTHORITY
    to vote for all nominees listed John W. Adams Class I and Joseph C. Calabro Class III

    -------------------------------------------------------------------------------------------------------------------------------
    (Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided above.)

2.  Proposal to Amend Servico's Stock Option Plan to increase the number of shares issuable pursuant to the plan.
    [ ] FOR                                      [ ] AGAINST                                           [ ] ABSTAIN

                                                                                     The undersigned acknowledges receipt of the ac-
                                                                                   companying Notice of Annual Meeting of Sharehold-
                                                                                   ers and Proxy Statement for the May 6, 1997
                                                                                   meeting.

                                                                                   Dated:____________________________________, 1997
                                                                                   ________________________________________________
                                                                                   Signature of Shareholder(s)
                                                                                   ________________________________________________
                                                                                   Print Name(s) Here

                                                                                   (Please sign exactly as name or names appear
                                                                                   hereon.  Full title of one signing in
                                                                                   representative capacity should be clearly
                                                                                   designated after signature. Names of all joint
                                                                                   holders should be written even if signed by
                                                                                   only one.)
                             PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED
